UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	1-34258	98-0606750
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-Francois Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Telephone number, area code: 41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 21, 2012, we issued a news release announcing results for the quarter ended December 31, 2011. A copy of the press release is attached as Exhibit 99.1.

On February 21, 2012, following the news release and the filing of this Current Report on Form 8-K, we will hold a conference call at 9:00 a.m. eastern, 8:00 a.m. central, regarding the quarterly results. This scheduled conference call was previously announced on December 12, 2011 and will be available via real-time webcast.

To access the call please contact the conference call operator at 866-393-8572, or 706-643-6499 for international calls, approximately 10 minutes prior to the scheduled start time, and ask for the Weatherford conference call. The passcode is "Weatherford". A replay will be available until 5:00 p.m. eastern, March 2, 2012. The number for the replay is 855-859-2056 or 404-537-3406 for international calls; passcode 36258737.

An enhanced webcast of the conference call and replay will be provided by Thomson Reuters and will be available through Weatherford's web site at http://www.weatherford.com. To access the conference call and replay, click on the Investor Relations link and then click on the Enhanced Audio Webcast link.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The information required by this item is incorporated by reference to the press release.

Item 7.01. Regulation FD Disclosure

On February 21, 2012, we issued a news release announcing results for the quarter ended December 31, 2011. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated February 21, 2012, announcing results for the quarter ended December 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated:	/s/ Andrew P. Becnel
February 21, 2012	Andrew P. Becnel
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Number	Exhibit

99.1	Press release dated February 21, 2012, announcing earnings for the quarter ended December 31, 2011